UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2021

Molecular Templates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32979	94-3409596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9301 Amberglen Blvd, Suite 100

Austin, TX 78729

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (512) 869-1555

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	MTEM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement

On October 15, 2021, Molecular Templates, Inc. (the “Company”) received notice from Vertex Pharmaceuticals Incorporated (“Vertex”) that Vertex has decided to terminate the Company’s Master Collaboration Agreement by and between the Company and Vertex, dated November 18, 2019 (the “Collaboration Agreement”), a research collaboration which the Company and Vertex entered into focused on developing conditioning agents for applications outside of oncology. The termination of the Collaboration Agreement will be effective on October 29, 2021.

In this collaboration, the Company was developing engineered toxin bodies for myeloablation, an indication separate from the Company’s core focus on cancer therapeutics.

Pursuant to the terms of the Collaboration Agreement, Vertex paid the Company an upfront payment of $38.0 million, which included proceeds from a concurrent equity investment. In addition to the upfront payments, under the Collaboration Agreement, the Company had the opportunity to receive an additional $22.5 million through the exercise by Vertex of the options to license engineered toxin body products or to add an additional target. The Company also had the opportunity, for each target under the Collaboration Agreement, to receive up to an additional $180.0 million in milestone payments upon the achievement of certain development and regulatory milestone events and up to an additional $70.0 million in milestone payments upon the achievement of certain sales milestone events. The Company also had the opportunity to receive, subject to certain reductions, tiered mid-single digit royalties as percentages of calendar year net sales, if any, on any licensed product under the Collaboration Agreement.

The foregoing summary of the terms of the Collaboration Agreement is qualified in its entirety by reference to the full text of the Collaboration Agreement, which was filed as Exhibit 10.46 to the Company’s Annual Report on Form 10-K filed on March 13, 2020, and which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Molecular Templates, Inc.

Dated: October 18, 2021

	By:	/s/ Eric E. Poma, Ph.D.
Name: Eric E. Poma, Ph.D.
Title: Chief Executive Officer